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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF KUMMER KAEMPFER BONNER & RENSHAW]

                               January 11, 1999


Securities and Exchange Commission
45 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Transcontinental Realty Investors, Inc.
               Registration Statement on Form S-4
               Registration No.
               Maximum of 4,744,254 shares of Common Stock, $.01 par value

Ladies and Gentlemen:

          As special Nevada counsel to Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of a maximum of 4,744,254 shares of common stock, $.01 par value (the "Shares"), of the Company and the proposed issuance under the above-referenced registration statement (the "Registration Statement").

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the general corporation laws of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Nevada, any other laws.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Sincerely,

                              /s/ Kummer Kaempfer Bonner & Renshaw

                              KUMMER KAEMPFER BONNER & RENSHAW